UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2020

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On June 4, 2020, Scott W. Absher, the Chief Executive Officer of ShiftPixy, Inc., a Wyoming corporation (the “Company”), exercised 12,500,000 options (the “Preferred Options”) to purchase shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), for $0.0001 per share. As previously disclosed, the Preferred Options were granted to the Company’s founding shareholders in September 2016 (the “Option Shareholders”), based upon the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) held by the Option Shareholders at that time. Each share of Preferred Stock is convertible into Common Stock on a one-for-one basis.

Immediately following the exercise of the Preferred Options described above, Mr. Absher elected to convert 12,500,000 shares of Preferred Stock into 12,500,000 shares of Common Stock. The shares of Common Stock were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act. Furthermore, the 12,500,000 shares of Common Stock are subject to a 24-month lock-up period during which they may not be traded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: June 8, 2020	By:	/s/ Scott W. Absher
	Name:	Scott W. Absher
	Title:	Chief Executive Officer